Exhibit 99.1

Harnessing Change An Overview of LaBarge, Inc. March 2004

Statements contained in this release relating to LaBarge, Inc. that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Matters subject to forward-looking statements are subject to known and unknown risks and uncertainties, including economic, competitive and other factors that may cause LaBarge or its industry's actual results, levels of activity, performance and achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors that could cause LaBarge's actual results to differ materially from those projected in, or inferred by, forward-looking statements are (but are not necessarily limited to) the following: the impact of increasing competition or deterioration of economic conditions in LaBarge's markets; cutbacks in defense spending by the U.S. Government; loss of one or more large customers; LaBarge's ability to replace completed and expired contracts on a timely basis ;the Company's ability to integrate recently acquired businesses; the outcome of litigation the Company may be party to; increases in the cost of raw materials, labor and other resources necessary to operate LaBarge's business; the availability, amount, type and cost of financing for LaBarge and any changes to that financing; and other factors summarized in our reports filed from time to time with the Securities and Exchange Commission. Given these uncertainties, undue reliance should not be placed on the forward-looking statements. Unless otherwise required by law, LaBarge disclaims any obligation to update any forward-looking statements or to publicly announce any revisions thereto to reflect future events or developments.

Delivering on Our Strategic Goals Focused strategy in diversified markets Strong management team/flexible organizational structure Key manufacturing initiatives Expanded capabilities New customers and broadened customer relationships Solid backlog February 2004 Pinnacle acquisition Adds 33% to LaBarge sales base* Gives LaBarge greater presence in commercial industrial sector Provides new business opportunities for LaBarge * Based on trailing four quarters

Pinnacle Electronics Acquisition $41 million cash acquisition* Pinnacle 2003 revenue = $38 million Contract electronics manufacturer with operating characteristics and gross profit margins similar to LaBarge Strong management team/capable, dedicated employees New commercial markets and relationships for LaBarge LaBarge's broader capabilities provide opportunities for Pinnacle's customer base Purchasing power leverage Corporate overhead spread across higher sales base Immediately accretive * Subject to post-closing working capital adjustments.

FY04 OUTLOOK IMPROVES FY03 Q1 FY03 Q2 FY03 Q3 FY03 Q4 FY04 Q1 FY04 Q2 FY04 Q3 E FY04 Q4 E FY04 second half will exceed first half and comparable year-ago period.

Expectations for Fiscal 2005 Full-year sales and net income up at least 20% from FY04 levels Sales and earnings stronger in the second half of the fiscal year Favorable year-over-year quarterly comparisons

Electronics Manufacturing Services Contract design and manufacturing services for sophisticated, high- reliability electronics to customers in a wide variety of technology-driven markets

Electronics Manufacturing Services $100 billion worldwide market Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume Outlook for EMS industry is positive Increasing long-term trend toward outsourcing Forecasted CAGR of 10.3%* * Worldwide CEMS market, 2002 - 2007. Source: Electronic Trend Publications, 2003

LaBarge's Place in the EMS Industry LaBarge's niche: Low- to mid-volume High complexity/High reliability Typically, customers are large, technology-driven companies Seeking to outsource turnkey electronic assemblies Focused on own core capabilities, boosting efficiencies

Focused Strategy Outsourcing partner to OEMs Diversified markets Broad-based manufacturing capabilities Expanded system integration capabilities Value-added services Flexibility

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Interconnect systems Printed circuit card assemblies card assemblies card assemblies

Competitive Advantage - Value-Added Services Extensive package of manufacturing services Program management Direct link with customer Design for manufacturability and testability Product redesign for cost reduction Product design partners

Expanding Capabilities and Processes Improved manufacturing efficiencies Lean methodologies: focuses resources on eliminating non-value-added activities Faster cycle time Increased capacity Increased productivity Reduced operating costs Supply chain management: focuses resources on streamlining how we source and purchase manufacturing materials Centralizing processes, reducing redundancies Leveraging purchasing power Improving bid turnaround time

Sales and Marketing Strategy Targets select customers Partner with our customers Serves diverse markets Provides balance Helps insulate the company from downturns Commercial business from Pinnacle acquisition complements LaBarge's military and government contracting presence

Leveraging Strong Relationships Aircraft engines, medical and transportation systems Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Defense Instrumentation Medical Factory automation Defense and commercial aerospace

Defense Industrial Natural Resources Government Systems Aerospace Medical Computer Communication 0.384 0.24 0.132 0.12 0.076 0.02 0.018 0.01 DIVERSE MARKETS Defense Government Systems Natural Resources Aerospace Medical Semiconductor Other 0.53 0.16 0.12 0.11 0.03 0.03 0.02 Pre-Acquisition* With Acquisition† * Based on LaBarge's revenues for the TTM ended December 31, 2003. † Based on the combined revenues of LaBarge and Pinnacle Electronics for the TTM ended December 31, 2003.

LABARGE-BUILT EQUIPMENT MUST PERFORM IN DEMANDING ENVIRONMENTS Natural Resources Oil field services equipment Mining applications Mining applications Mining applications Mining applications Government Systems Postal automation equipment Airport security systems Homeland security applications applications applications applications applications applications applications applications applications Defense Radar systems Aircraft applications Shipboard systems Industrial Glass container fabrication equipment Scientific instrumentation Semiconductor manufacturing equipment

Acquisition Strategy Continuing to identify companies that: Advance LaBarge's growth goals Are compatible with LB's core electronics manufacturing business Bring: New customer relationships Expanded capabilities Are accretive to LB's EPS Add value for LB's shareholders

2000 2001 2002 2003 63.4 87.9 100.7 123.6 BACKLOG (dollars in millions) $113.7 million at end of fiscal 2004 second quarter

$58.8 million in the fiscal 2004 first half NET SALES (dollars in millions) 2000 2001 2002 2003 2004 E 79.6 119.2 120.1 102.9 126.8 58.8

GROSS MARGIN (as a percentage of sales) 2000 2001 2002 2003 0.225 0.208 0.195 0.203 22.7% in the fiscal 2004 first half

DILUTED NET EARNINGS PER SHARE $.17 per diluted share in the fiscal 2004 first half 2000 2001 2002 2003 2004 E 0.11 0.26 0.26 0.15 0.39 0.17

Results/Outlook Improved prospects for EMS market LaBarge is well positioned as a niche player Solid backlog Acquisition benefits Broader market mix/customer base Further penetration/expansion of acquired customer base Immediately accretive to EPS plus potential cost savings Projected positive sales/EPS comparisons for remainder of fiscal 2004 and fiscal 2005 Help drive LaBarge's business to much higher levels in future years